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                                   EXHIBIT 5
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                                                        BancTEXAS Group Inc.
                                                        P.O. Box 802527
                                                        Dallas, Texas 75380-2527

January 5, 1994
                                                               {BancTEXAS LOGO}


BancTEXAS Group Inc.
13747 Montfort Drive, Suite 300
Dallas, Texas  75240


            Re: Registration Statement on Form S-2 of BancTEXAS Group Inc. as initially filed with the Securities and Exchange Commission on January 5, 1994


Ladies and Gentlemen:

I am General Counsel of BancTEXAS Group Inc., a Delaware corporation (the "Company"). I am rendering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 400,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares"). The Company's registration statement on Form S-2 covering the sale of the Shares (the "Registration Statement") is being initially filed under the Act with the Securities and Exchange Commission (the "Commission") on or about January 5, 1994.

In reaching the conclusions expressed in this opinion, I have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry relevant to the issuance of the Shares as I have deemed necessary to the opinions expressed herein. I have assumed that all signatures on all documents submitted to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true, correct and complete copies of the originals thereof.

Based solely upon the foregoing and subject to the comments and exceptions herein stated, I am of the opinion that, when issued as described in the Registration
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BancTEXAS Group Inc.
January 5, 1994
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Statement, the Shares will be legally issued, fully paid and nonassessable.

I express no opinion as to the laws of any jurisdiction other than the State of Texas and, solely with respect to matters of corporate law, the State of Delaware. I am not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me therein under the caption "Legal Matters". In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Richard H. Braucher

Richard H. Braucher
General Counsel

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